EXHIBIT (23.2)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use in the Registration Statement on Form S-4 of U.S. Trust Corporation of our report dated October 29, 1998 (except for Note 14, as to which the date is May 14, 1999) with respect to the consolidated financial statements of NCT Holdings, Inc. and its subsidiaries as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998.


                                                    /s/ Ernst & Young LLP

                                                    Ernst & Young LLP

Greensboro, North Carolina
July 12, 1999